AMENDMENT TO U.S. WIRELESS ALLIANCE AGREEMENT

     This Amendment dated as of April 3, 2000 (the "Omnibus Amendment") to that certain U.S. Wireless Alliance Agreement dated as of September 21, 1999 between Vodafone AirTouch Plc and Bell Atlantic Corporation (the "Agreement"),

                                  WITNESSETH:

     WHEREAS, the undersigned constitute all of the parties to the Agreement and desire to amend the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do hereby amend certain provisions and sections of the Agreement as follows (capitalized terms used but not defined herein having the meanings ascribed to such terms in the Agreement):

                                Tower Amendments


     1. Vodafone Excluded Assets. Section 2.4.3(G) of the Agreement is hereby amended and restated to read in its entirety as follows:

          (G) all proceeds from any transaction involving the sale/leaseback, lease, sublease or other transfer or disposition (with leaseback or similar rights to access space on such towers) of communication tower structures and related assets (including, without limitation, third party leases or subleases of tower capacity, ground leases and related easements, rights of way, building permits, zoning approvals and similar rights of use or occupancy) (each, a "Tower Monetization Transaction") which transactions were or are entered into for the purpose of monetizing (which term shall include, without limitation, any other form of transaction which may be characterized as a financing and any other form of transaction in which some form of consideration is received in return for a conveyance of any of the assets or rights described above) its interests in such communications tower structures and related assets, whether such proceeds are in the form of cash, promissory notes or other debt instruments, incoming payment streams under leases, licenses or other agreements, equity interests in an Entity including the right to receive distributions in respect of such equity interest (including the right to receive cash, property or assets upon the dissolution of such Entity), or any other form of consideration whatsoever (such proceeds collectively, "Tower Proceeds"), which communication tower structures and related assets are used in the Vodafone Wireless Business and which Tower Monetization
     Transactions:

          (1) were or are entered into (i) by Vodafone and/or Affiliates of Vodafone (including without limitation entities to be conveyed to the Partnership at the Stage II Closing and entities which are After-Acquired Entities and including pursuant to the

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     exercise of rights under arrangements between Vodafone or any Affiliate of
     Vodafone and any third party) or (ii) after such towers have been conveyed to the Partnership hereunder, by the Partnership or an Entity controlled by the Partnership at the direction of such Affiliates of Vodafone, in each case not later than the first anniversary of the Stage I Closing
     Date, and

          (2) are consummated not later than the third anniversary of the Stage I Closing Date, and

          (3) are pursuant to (i) master lease or transfer arrangements which are existing as of the date hereof and disclosed in the Vodafone Disclosure Schedule or (ii) master lease or transfer/leaseback or other arrangements giving the Partnership or Affiliates of the Partnership rights to use or occupy a portion of such communications towers and related assets entered into not later than the first anniversary of the Stage I Closing Date so long as such arrangements reflect substantially comparable lease terms and financial commitments to the tower lessee (or, in a sale/leaseback or other arrangement, the tower lessor), adjusted to reflect the number of towers subject to the transaction, compared to the tower arrangements disclosed in the Vodafone Disclosure Schedule or the Bell Atlantic Disclosure Schedule (such arrangements meeting all of the foregoing requirements in clauses (1), (2) and (3), "Compliant Tower Monetizations") and

          (4) for the avoidance of doubt, neither the tower structures and related assets that are used by Primeco or Primeco's direct or indirect Subsidiaries or by Primeco PCS, L.P. (including without limitation those used in the PrimeCo MTA's as defined in the PrimeCo Agreement) nor any proceeds from any Tower Monetization Transactions with respect thereto shall be Vodafone Excluded Assets; or

     2. Bell Atlantic Excluded Assets. Section 2.5.2(H) of the Agreement is hereby amended and restated to read in its entirety as follows:

          (H) Tower Proceeds from any Compliant Tower Monetization involving communication tower structures and related assets that are used in the Bell Atlantic Wireless Business and which Compliant Tower Monetization (A) is or was entered into (i) by Bell Atlantic or Affiliates of Bell Atlantic (including, without limitation, entities which are to be conveyed to the Partnership at the Stage II Closing or which are After-Acquired Entities and including pursuant to the exercise of rights under arrangements between an Affiliate of Bell Atlantic and Crown Castle), or (ii) after such towers have been conveyed to the Partnership hereunder, by the Partnership or any Entity controlled by the Partnership at the direction of Bell Atlantic, in each case not later than the first anniversary of the Stage I Closing Date, and (B) is consummated no later than the third anniversary of the Stage I Closing Date; or

     3. Excluded Cellco Assets. Section 2.5.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

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          2.5.4 Excluded Cellco Assets. Notwithstanding anything to the contrary herein, the Cellco Assets shall not include any Tower Proceeds from any Compliant Tower Monetization involving communication tower structures and related assets that are used in the Cellco Wireless Business and which Compliant Tower Monetization:

          (1) is or was entered into by Cellco or its controlled Affiliates;
     and

          (2) is consummated not later than the third anniversary of the Stage I Closing Date.

     For the avoidance of doubt, neither the tower structures and related assets that are used by Primeco or Primeco's direct or indirect Subsidiaries or by Primeco PCS, L.P. (including without limitation those used in the PCSCO MTA's as defined in the PrimeCo Agreement) nor any proceeds from any Tower Monetization Transactions with respect thereto shall be excluded from the Cellco Assets.

     4. Amendment of Section 2.10. Section 2.10 of the Agreement is hereby amended to read in full as follows:

          2.10 Tower Assets. (a) In furtherance of the provisions of Sections 2.4.3(G), 2.5.2(H) and 2.5.4, which reflect the intent of the Parties to enable the monetization of communication tower structures and related assets used in their respective Wireless Businesses, each Party and its
     Affiliates:

          (i) will be entitled to retain any Tower Proceeds from Compliant Tower Monetizations that have been entered into no later than the first anniversary of the Stage I Closing Date and are consummated no later than the third anniversary of the Stage I Closing Date; provided, however, that if, subsequent to the execution of any such monetization transaction that involves the sale, transfer or other disposition to any person or Entity of title to communications towers and related assets, the Party thereto (or any of its Affiliates) receives or is distributed any such towers or assets (other than through a distribution in dissolution or liquidation of an Entity whose equity interests constituted Tower Proceeds), then such towers and assets will be promptly contributed to the Partnership and shall be deemed to constitute Conveyed Assets as of the date of contribution;

          (ii) after the Stage I Closing, will have the right to reasonable access to all relevant documents and records of the Partnership and Entities controlled by the Partnership, and will have the right to direct and receive sufficient and timely assistance from appropriate personnel of the Partnership and such Entities during normal business hours, in order for such Party and its Affiliates to take (or cause such personnel and the Partnership to take) all steps necessary to execute and implement Compliant Tower Monetizations with respect to towers and related assets conveyed to the Partnership by such Party or its Affiliates, including the completion and execution of related agreements and documents (including leasing documents, disclosure schedules and other supporting documentation), the securing of all necessary Governmental Permits and other consents and approvals

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     from any Person or Entity, the recording of related real estate documents, taking all actions necessary to comply with pre-closing conditions and requirements under the applicable transactional documents, and reasonable assistance in the preparation of descriptive memoranda or other materials reasonably required for the marketing of such transactions, provided in each case that the Party requesting such action (including for this purpose Bell Atlantic, in the case of actions by the Partnership to effect monetizations whose proceeds are excluded from the Cellco Assets pursuant to Section 2.5.4) shall reimburse the Partnership for (a) all out-of-pocket costs and expenses of the Partnership reasonably incurred in connection with the foregoing actions, including any filing fees paid by the Partnership and reasonable legal fees, and (b) an appropriate allocation of the salaries and benefits payable by the Partnership (excluding overhead and other indirect costs) to the Partnership personnel providing the foregoing assistance (items referred to in (a) and (b) collectively defined as the "Partnership Costs"); and

          (iii) will consult with the Partnership concerning the negotiation and terms of such Compliant Tower Monetizations (it being understood, however, that such Party shall not be required to amend the structure or other terms of any such monetization transaction so long as it is a Compliant Tower Monetization).

     (b) At the Stage I Closing and at all times thereafter through the first anniversary of the Stage I Closing Date, (a) the Party whose communication towers (or those of its Affiliates) are the subject of any then-pending or consummated Compliant Tower Monetization shall, subject to obtaining any necessary consents, transfer and convey to the Partnership all right, title and interest of such Party and its Affiliates in and to all of the agreements involved in such transaction (including any covenant by such Party or any of its Affiliates to guarantee the obligations of such Party's Affiliates thereunder, and all other covenants, payment obligations and other obligations under such agreements, but excluding (i) any guarantees of indebtedness for borrowed money incurred by any party to such transaction and (ii) any agreements whose sole purpose is to create or provide for rights and restrictions of equity interests that constitute Tower Proceeds), and (b) the Partnership shall accept such agreement or agreements as Conveyed Assets of such Party and shall fully and unconditionally assume as Assumed Liabilities of the applicable Party all covenants and obligations of such Party and its Affiliates thereunder, and
     (c) upon such transfer, conveyance and assumption as provided in the foregoing clauses (a) and (b), all obligations of such Party and/or such Party's Affiliates under such agreement or agreements shall be released (or, in the case of obligations of any Vodafone Conveyed Partnerships and Vodafone Conveyed Subsidiaries, shall be deemed Assumed Liabilities) without further action by any Party or the Partnership.

     (c) Through and including the first anniversary of the Stage I Closing Date (or, as to communications towers and related assets that have become at any time the subject of a pending Compliant Tower Monetization, the third anniversary of the Stage I Closing Date), the Partnership and its Affiliates (i) shall not sell, transfer, convey or otherwise dispose of any communication towers and related assets other than in a Compliant Tower Monetization to which the Party (or its Affiliates) that conveyed such towers and assets to the Partnership shall have consented in writing, and (ii) shall use commercially

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     reasonable efforts to take all necessary action to effectuate promptly
     Compliant Tower Monetizations upon the written direction of the Party (or its Affiliates) that conveyed the applicable towers and assets to the Partnership.

     5. Indemnification. Section 2.11 is hereby added to the Agreement to read in its entirety as follows:

          2.11 Indemnification for Pre-Closing Tower Transaction Matters.

          (a) Bell Atlantic (directly or through its controlled Affiliates that are partners in the Partnership) shall indemnify and hold harmless (on an after-Tax basis using an assumed Tax rate of 40%) the Partnership and each of the Partnership's controlled Affiliates from and against all Losses (as defined in Section 9.1(a)) that any such indemnified parties may sustain, suffer or incur and that result from, arise out of or relate to any breach by Bell Atlantic, Cellco or their Affiliates of any of their pre-closing representations and pre-closing covenants in any agreement relating to Compliant Tower Monetizations executed for the benefit of Bell Atlantic or any of its Affiliates, except to the extent that such Losses are caused by any action or inaction by Vodafone or any of its Affiliates. For purposes of this Section 2.11(a), "pre-closing representations" and "pre-closing covenants" refer to representations or warranties made and covenants to be performed (in each case on a tower-by-tower basis) by Bell Atlantic, Cellco or their Affiliates on or before the closing of the applicable tower under the related monetization agreement. The foregoing indemnification obligations shall not be subject to any cap, "basket," deductible or expiration date.

          (b) Vodafone shall indemnify and hold harmless (on an after-Tax basis using an assumed Tax rate of 40%) the Partnership and each of the Partnership's controlled Affiliates from and against all Losses that any such indemnified parties may sustain, suffer or incur and that result from, arise out of or relate to any breach by Vodafone or its Affiliates of any pre-closing representations and pre-closing covenants in any of the agreements relating to Compliant Tower Monetizations executed for the benefit of Vodafone or any of its Affiliates, except to the extent that such Losses are caused by any action or inaction by the Partnership, Bell Atlantic or their controlled Affiliates. For purposes of this Section 2.11(b), "pre-closing representations" and "pre-closing covenants" refer to representations or warranties made and covenants to be performed (in each case on a tower-by-tower basis) by Vodafone or its Affiliates on or before the closing of the applicable tower under the related monetization agreement. The foregoing indemnification obligations shall not be subject to any cap, "basket," deductible or expiration date.

          (c) Either Vodafone, in the case of indemnification under paragraph
     (a) of this Section, or Bell Atlantic, in the case of indemnification under paragraph (b) of this Section, shall have the right, for and on behalf of the Partnership, to enforce the rights of the Partnership to indemnification under this Section 2.11. The procedures set forth in
     Section 9.4 (other than references therein to Expiration Dates, which shall not apply to indemnification under this Section 2.11) and Sections
     9.10 and 9.11 (Losses Net of

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     Insurance; Access and Cooperation) of this Agreement shall apply to Claims for which indemnification is sought under this Section 2.11.

     6. Distribution of Tower Proceeds. A new Schedule 2.12.1(a) and 2.12.1(b) are hereby added to the Agreement in the form set forth as Annex I hereto, and Section 2.12 is hereby added to the Agreement to read in its entirety as follows:

          2.12 Reimbursement of Preformation Capital Expenditures.

               2.12.1 Vodafone Reimbursements. The Partnership shall, in accordance with the provisions of Treasury Regulation Section 1.707-4(d), reimburse the preformation capital expenditures incurred by the Vodafone controlled Affiliates that are partners (the "Vodafone Partners") as follows:

               (a) In consideration of the conveyance of the Vodafone Stage I Conveyed Assets, the Partnership shall distribute in reimbursement of preformation capital expenditures to the respective Vodafone Partners the amounts set forth on
                    Schedule 2.12.1(a). Such distributions shall be made by the Partnership on the dates set forth in Schedule 2.12.1(a).

               (b) In consideration of and upon the conveyance of the Vodafone Stage II Conveyed Assets, the Partnership shall distribute in reimbursement of preformation capital expenditures to the respective Vodafone Partners the amounts set forth on
                    Schedule 2.12.1(b).

               (c) Within seven (7) days after each closing under each Compliant Tower Monetization transaction with respect to assets described in Section 2.4.3(G) hereof (or in the case of non-cash proceeds that are to be monetized, within seven
                    (7) days after the monetization for cash of such proceeds) the Partnership shall distribute to the Vodafone Partners, as specified by Vodafone, the "Vodafone Reimbursement Amount." For purposes of this Agreement, the "Vodafone Reimbursement Amount" means with respect to the Vodafone Partners, as a class, an amount equal to the Net Proceeds (as defined below) realized by the Partnership, directly or indirectly (determined by reference to the Partnership's ownership percentage in lower tier entities) as a result of Compliant Tower Monetization transactions with respect to assets described in Section 2.4.3(G) of this Agreement. For purposes of this provision, the term "Net Proceeds" shall mean the gross Tower Proceeds received on a Compliant Tower Monetization transaction (including any American Tower Warrants or any other noncash consideration, or any proceeds thereof if monetized pursuant to Section 2.13(a) or (b)) reduced by the sum of (i) the Partnership's share of any investment banker fees paid or incurred by the Partnership that relate to such Compliant Tower Monetization transactions and any Partnership Costs (as defined in Section 2.10(ii)) in connection with such transaction and (ii) to the extent such assets were owned by a

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                    corporation (as determined for federal income tax purposes)
                    prior to the Stage I Closing the stock of which was contributed to the Partnership by the Vodafone Partners, the corporate income tax deemed incurred with respect to the gain recognized from such Compliant Tower Monetization transactions. Such deemed corporate income tax rate shall be 40%. A distribution under this Section 2.12.1 may be made in cash or, at the election of Vodafone, in the form of a distribution of non-cash proceeds from a Compliant Tower Monetization described in Section 2.4.3(G).

            2.12.2 Bell Atlantic Reimbursements. Within seven (7) days after each closing under each Compliant Tower Monetization transaction with respect to assets described in Section 2.5.2(H) and Section 2.5.4 hereof (or in the case of non-cash proceeds that are to be monetized, within seven
                    (7) days after the monetization for cash of such proceeds) the Partnership shall be obligated to distribute to Bell Atlantic's controlled Affiliates that are partners (the "Bell Atlantic Partners") in the Partnership as reimbursement of preformation capital expenditures incurred by such partners, in accordance with the provisions of Treasury Regulationss.1.707-4(d) (or as otherwise specified by the Bell Atlantic Partners) the "Bell Atlantic Reimbursement Amount." For purposes of this Agreement, the "Bell Atlantic Reimbursement Amount" means with respect to the Bell Atlantic Partners, as a class, an amount equal to the Net Proceeds (as defined below) realized by the Partnership, directly or indirectly (determined by reference to the Partnership's ownership percentage in lower tier entities) as a result of Compliant Tower Monetization transactions with respect to assets described in Section 2.5.2(H) and Section 2.5.4 of this Agreement. For purposes of this provision, the term "Net Proceeds" shall mean the gross proceeds received in a Compliant Tower Monetization transaction (including the value of any noncash consideration, or any proceeds thereof if monetized pursuant to Section 2.13(b)) reduced by the sum of (i) the Partnership's share of any investment banker fees paid or incurred by the Partnership that relate to such Compliant Tower Monetization transactions and any Partnership Costs (as defined in Section 2.10(ii)) in connection with such transaction and (ii) to the extent such assets were owned by a corporation (as determined for federal income tax purposes) prior to the Stage I Closing the stock of which was contributed to the Partnership by the Bell Atlantic Partners, the corporate income tax deemed incurred with respect to the gain recognized from such Compliant Tower Monetization transactions. Such deemed corporate income tax rate shall be 40%. A distribution under this Section 2.12.2 may be made in cash or, at the election of Bell Atlantic, in the form of a distribution of non-cash proceeds from a Compliant Tower Monetization described in Section 2.5.2(H).

            2.12.3 The distributions pursuant to Section 2.12.1(a) and (b) shall be made in the form of cash distributions or, at the election of the Vodafone Partners, the assumption of Vodafone Indebtedness. Any amounts distributed to

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                    Vodafone or assumed by the Partnership pursuant to Sections
                    2.12.1(a) or (b) shall be treated in accordance with
                    Section 2.6.1 hereof. Upon the occurrence of a closing under a Compliant Tower Monetization transaction, the distributions set forth in Section 2.12.1(c) and Section
                    2.12.2 hereof shall be made before any other partnership distributions otherwise provided for in Article 7 of the Partnership Agreement. Neither a distribution pursuant to
                    Section 2.12.1(c) or Section 12.2.2 hereof nor any Compliant Tower Monetization shall result in a distribution by the Partnership pursuant to Section 7.1(a) or Section 7.1(b) of the Partnership Agreement. The distributions pursuant to this Section 2.12 shall be made to the Vodafone Partners and the Bell Atlantic Partners as directed by Vodafone and Bell Atlantic, respectively. Until such time as the communication tower structures and related assets that are not owned, directly or indirectly, by a corporation can no longer be the subject of a Compliant Tower Monetization, except with respect to book gain from a Compliant Tower Monetization, all the Partnership's book items of income, gain, loss, deduction and credit that relate to such assets shall be allocated in accordance with
                    Section 6.6 of the Partnership Agreement. Notwithstanding the preceding sentence, the book items of income, gain, loss, deduction, and credit that relate to the communications towers and related assets currently held by Bell Atlantic's Affiliate UCN shall be allocated solely to Bell Atlantic.

     7. Monetization of Non-Cash Tower Proceeds. Section 2.13 is hereby added to the Agreement to read in its entirety as follows:

          2.13 Monetization of Non-Cash Tower Proceeds.

          (a) With respect to the warrants to purchase Class A Common Stock of American Tower Corporation issued and to be issued pursuant to that certain Agreement to Sublease dated August 6, 1999, as amended, among American Tower Corporation, AirTouch Communications, Inc., and the other parties thereto (the "American Tower Agreement to Sublease") to those Entities named as "Sublessors" in such agreement (the "American Tower Warrants"), it being understood that such warrants constitute Tower Proceeds of Vodafone and its Affiliates hereunder:

               (i) The Partnership shall not cause or permit any sale, transfer or other disposition of any American Tower Warrants that are at any time owned beneficially or of record by the Partnership or any of the Partnership's controlled Affiliates (collectively, the "Partnership Warrant Holders") without Vodafone's written consent;

               (ii) After the Stage I Closing, Bell Atlantic and the Partnership will use commercially reasonable efforts to take promptly, and cause their controlled Affiliates to use commercially reasonable efforts to take promptly, all steps necessary to cause the monetization for cash or cash equivalents (on such terms and conditions, with such counterparty(ies) and for such amount and type of consideration as Vodafone or

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     AirTouch Communications, Inc. may direct) of all American Tower Warrants owned beneficially or of record by any Partnership Warrant Holder, such monetization to occur within ten (10) Business Days after the final closing under the American Tower Agreement to Sublease for communications towers for which American Tower Warrants are part of the consideration or at such other time as Vodafone or AirTouch Communications, Inc. may direct;

               (iii) Vodafone agrees to reimburse the Partnership for any Partnership Costs (as defined in Section 2.10(ii)) incurred in connection with the actions described in clause (ii) above; and

               (iv) The proceeds of the foregoing warrant monetization shall constitute "Tower Proceeds" of Vodafone and its Affiliates, and shall be distributed as provided in Section 2.12 hereof.

          (b) Other Non-Cash Proceeds. To the extent that the Partnership or its controlled Affiliates hold or receive non-cash Tower Proceeds other than the American Tower Warrants after the Closing, the Party whose communication towers and related assets were the source of such non-cash Tower Proceeds shall have the right to determine whether, when and on what terms such non-cash items shall be monetized for cash or cash equivalents. Such Party agrees to reimburse the Partnership for any Partnership Costs (as defined in Section 2.10(ii)) incurred in connection with such monetization. The proceeds of any such monetization shall constitute "Tower Proceeds" of the applicable Party, and shall be distributed as provided in Section 2.12 hereof.

          (c) Additional Rights of Parties. At Bell Atlantic's or Vodafone's election, such Party may cause the Partnership to distribute to it the towers and related assets which are, or become, the subject of a Compliant Tower Monetization transaction by such Party or its Affiliates, as a preliminary step in including such towers and related assets in a Compliant Tower Monetization transaction, so long as (i) such Compliant Tower Monetization transaction is consummated within ninety (90) days of such distribution and (ii) such Party reimburses the Partnership for any Partnership Costs incurred in connection with such distribution. With respect to communications towers and related assets held by Bell Atlantic's Affiliate UCN, it is Bell Atlantic's intention to contribute such towers and related assets to its joint venture with Crown Castle. Upon the completion of such transaction the Partnership or its Affiliates will enter into one or more leases of capacity on the contributed towers, effective as of April 1, 2000. Any payments under such leases will be reduced by any expenses incurred by the Partnership with respect to such towers (other than the payments due under such leases) (i.e., ground rents, real estate and taxes and maintenance expenses except to the extent any of the foregoing relate to communications equipment that will continue to be owned or operated by the Partnership).

     8. Partnership Retention of Certain Proceeds. Section 2.14 is hereby added to the Agreement to read in its entirety as follows:

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     2.14 Partnership Retention of Certain Tower Monetization Proceeds. The
     Parties intend that proceeds from the monetization of towers acquired in exchange for Conflicted Systems (as defined herein) whose towers were already monetized for the benefit of a Party hereto (or its Affiliates) shall not be Vodafone Excluded Assets, Bell Atlantic Excluded Assets or assets excluded from the Cellco Assets under Section 2.5.4, but shall be the exclusive property of the Partnership. Accordingly, the Parties agree that the Partnership shall have the exclusive right to all Tower Proceeds from (i) any monetization of any or all communication towers and related assets acquired in the ALLTEL transaction dated January 31, 2000, (ii) any monetization of communication towers and related assets in markets acquired by the Partnership (or any controlled Affiliate thereof) in exchange for Conflicted Systems whose communication towers and related assets were previously subject to a Compliant Tower Monetization by a Party hereto (or its Affiliates), and (iii) any monetization of any or all communications towers and related assets of Primeco or Primeco PCS, L.P. or any direct or indirect Subsidiary thereof, and that the foregoing Tower Proceeds shall not be deemed Vodafone Excluded Assets or Bell Atlantic Excluded Assets.

     9. Sale of Assets Covenants. The reference in Section 5.1.4 to a "transaction with respect to towers permitted by Section 2.4.3(G)" is replaced by a reference to a "Compliant Tower Monetization as provided in
     Section 2.4.3(G)." The reference in Section 5.2.4 to a "transaction with respect to towers permitted by Section 2.5.2(H)" is replaced by a reference to a "Compliant Tower Monetization as provided in Section 2.5.2(H)."

     10. Further Assurances. Section 3.3 (Further Assurances) of the Agreement is hereby amended by adding the following at the end of paragraph (a) thereof:

     Without limiting the generality of the foregoing, each of the Parties will, and will cause its Affiliates to, cooperate with the other Party and its Affiliates and take all steps as any Party may reasonably request in order to cause the Partnership to (i) execute and implement Compliant Tower Monetizations (subject to the Parties' and their Affiliates' rights to the related Tower Proceeds hereunder) as provided in Section 2.10 and
     (ii) take such other actions, and execute and deliver such instruments and document, as any Party may reasonably request in order to evidence and confirm the Parties' and their Affiliates' rights under Sections 2.10,
     2.12 and 2.13 hereof, in each case without modifying the obligations herein of the Parties to reimburse the Partnership for any Partnership Costs (as defined in Section 2.10(ii)) or the Parties' indemnification obligations herein.

     11. Disclosure Schedules. The Parties have provided each other with copies of all agreements and documents, including exhibits and schedules thereto, intended to constitute Compliant Tower Monetizations, and the Disclosure Schedules to the Agreement shall be deemed to refer thereto.

                                 Section 7.2(c)

     Section 7.2(c) is hereby amended and restated in its entirety as follows:

          (c) Neither Vodafone nor any of its Affiliates shall use the name "AirTouch" or any variant thereof or name similar thereto ("AirTouch Name") in the Domestic United States, except as provided herein or otherwise agreed to in writing by the Parties, from the Stage I Closing Date until the last day of the thirtieth (30th) full calendar month after the Stage I Closing Date; provided that Vodafone and its Affiliates shall be permitted to continue to maintain their corporate name(s) during such period; and, provided further, that such corporate name(s) may not be used by Vodafone or its Affiliates in connection with the marketing in the Domestic United States of any commercial product or service until the expiration of such aforementioned period. Notwithstanding the foregoing, nothing in this Section 7.2(c) shall restrict or otherwise modify the rights and obligations of Vodafone or its Affiliates under any agreements existing as of the Stage I Closing Date whereby Vodafone or its Affiliates have licensed to any Person (other than Vodafone or an Affiliate of Vodafone) a right to use the AirTouch Name, and all such agreements shall continue in full force and effect in accordance with the terms thereof, except that after the Stage I Closing Date and at the request of the Partnership, Vodafone and its Affiliates shall reasonably cooperate to modify or terminate any such agreements as they pertain to use of the AirTouch Name in connection with the marketing in the Domestic United States of any commercial product or service, provided that Partnership shall indemnify and hold harmless Vodafone and its Affiliates (on an after-Tax basis using an assumed Tax rate of 40%) from and against all Losses that any such indemnified parties may sustain, suffer or incur and that result from, arise out of or relate to any such actions taken by Vodafone or its Affiliates at the request of the Partnership. The immediately preceding sentence shall apply, without limitation, to existing agreements between Vodafone and/or its Affiliates and Dobson Communications and/or its Affiliates ("Dobson") authorizing Dobson to use the AirTouch Name as the brand for providing commercial mobile radio services in Arizona RSA # 5, Ohio RSA # 2 and California RSA # 7, which are the only agreements existing as of the Stage I Closing Date whereby Vodafone or an Affiliate of Vodafone has granted to a Person that possesses an FCC License to provide Domestic commercial mobile radio services (other than Vodafone or an Affiliate of Vodafone) a right to use the AirTouch Name as the brand for providing such services in markets other than those managed and/or wholly or partially owned by Vodafone or an Affiliate of Vodafone.

                             Conflicted Properties

1. The seventh and eighth sentences of Section 2.6.2(A) are hereby amended and restated in their entirety as follows:

     Except as otherwise provided in (D) below with respect to the Alltel Transactions (as defined below) and in (E) below with respect to the CMT Transactions and the AirTouch Cellular Transaction (as each is defined below) the "Net Proceeds" means the cash sale price and/or other assets received upon the disposition of (i) any Conflicted System (other than a PrimeCo Distributed System (as defined in Section 7.1) or a System identified on Schedule 7.6A) or (ii) any other property or System not identified on Schedule 7.6A (other than a PrimeCo Distributed System) if such disposition was part of a transaction or series of related transactions involving a disposition of a Conflicted System (any such other Property or System being a "Conflict-Related System"), in either case less the out-of-pocket expenses (including Taxes other than federal, state, local, and foreign income Taxes) directly related thereto ("Out-of-Pocket Expenses"), and less any Taxes deemed imposed on the gain recognized by the selling Party (or any of its Affiliates) as a result of such disposition (such deemed Taxes ("Conflicted Income Taxes") shall be calculated as the product of the gain recognized for federal income tax purposes on such sale (the "Gain Recognition Amount") multiplied by 40% (the Conflicted Income Taxes, together with the Out-of Pocket Expenses, being the "Netting Expenses"). The "Gross Proceeds" means the cash sale price and/or fair market value of any non-cash consideration received by the Party or Affiliate thereof that disposed of a Conflicted System identified on Schedule 7.6A. Notwithstanding anything to the contrary in this Section 2.6.2(A), Vodafone shall direct the disposition of AirTouch's 50% interest in CMT (San Francisco Bay Area Cellular); provided, however, that the actual disposition transaction shall require the consent of Bell Atlantic, which consent shall not be unreasonably withheld. The above terms shall have the same meanings regardless of the nature of the Conflicted Systems when such terms are used in connection with a specifically identified Conflicted System but, as appropriate, only to carry out the purposes of the specific provision in which such term (or terms) is so used.

2. The last four sentences of Section 2.6.2(A) are hereby redesignated as the first four sentences of a new Section 2.6.2(C), and amended and restated in their entirety as follows:

     Except to the extent otherwise provided in Section 2.6.2.(D) below for the Alltel Transactions, in the event that (i) a Tax audit or proceeding with respect to the disposition of a Conflicted System (other than a PrimeCo Distributed System or a System identified on Schedule 7.6A) or a Conflict-Related System results after the Measurement Date (as defined in Section 7.6) in a final adjustment to a Party's Gain Recognition Amount ("Final Adjustment"), or (ii) a Party receives a refund, credit or offset in connection with the reduction of a Party's Gain Recognition Amount ("Refund Adjustment"), then such Party shall promptly notify the other Party in writing of such adjustment. If the Final

     Adjustment or Refund Adjustment decreases such Party's Conflicted Income Taxes, then such Party shall contribute to the Partnership cash equal to the amount of such decrease. If the Final Adjustment increases such Party's Conflicted Income Taxes, then the Partnership shall distribute to such Party cash equal to the amount of such increase. Such contribution to or distribution by the Partnership shall be made no later than the fifth Business Day after receipt by the other Party of the written notice described in the third preceding sentence. In the event that such Final Adjustment or Refund Adjustment occurs on or prior to the Measurement Date, such Party's Netting Expenses shall be adjusted accordingly.

3. A new Schedule 2.6.2D is hereby added to the Agreement in the form set forth as Annex II hereto, and Section 2.6.2 is hereby amended to add the following paragraph (D):

          "Affiliates of Bell Atlantic have entered into the agreements described in Schedule 2.6.2D providing for the consummation of a series of transactions with affiliates of Alltel (the "AllTel Transactions"). The provisions of Sections 2.6.2(A) and 2.6.2(C) shall apply in all respects to the Alltel Transactions, except as provided below:

          (1) The initial Conflicted Income Taxes with respect to the disposition of the Cleveland Cluster referred to on Schedule 7.6 shall be limited to gain recognized pursuant to Section 751(b) of the Code in connection with such disposition.

          (2) In the event that there is a Final Adjustment or Refund Adjustment that results in a change in the Conflicted Income Taxes for Florida or Alabama/Louisiana as set forth on Schedule 7.6, then the following shall occur. First, if such a Final Adjustment or Refund Adjustment occurs after the Measurement Date, then Bell Atlantic shall promptly notify Vodafone in writing of such adjustment. If such Final Adjustment or Refund Adjustment occurs after the Measurement Date and decreases Bell Atlantic's Conflicted Income Taxes, then Bell Atlantic shall contribute to the Partnership cash equal to 50.25% of the amount of such excess. If such Final Adjustment occurs after the Measurement Date and increases Bell Atlantic's Conflicted Income Taxes, then the Partnership shall distribute to Bell Atlantic cash equal to 50.25% of the amount of such shortfall. In the event that such Final Adjustment or Refund Adjustment occurs on or prior to the Measurement Date, Bell Atlantic's Netting Expenses shall be adjusted in accordance with the principles of the preceding sentence. For purposes of determining whether a Final Adjustment or Refund Adjustment increases or decreases such Conflicted Income Taxes, the adjustment shall be measured against the Conflicted Income Taxes initially payable or, if applicable, the Conflicted Income Taxes determined in connection with any previous Final Adjustment or Refund Adjustment.

          (3) The Conflicted Income Taxes imposed on the disposition of the Conflicted Systems referred to as "Southwest Cluster" on
               Schedule 7.6B and the El Paso Cellular System referred to on
               Schedule 7.6A shall be determined by allocating the total Conflicted

               Income Taxes imposed on the disposition of the Southwest Cluster and the El Paso Cellular System between the Southwest Cluster and the El Paso Cellular System on the basis of their relative values; provided, however, that any Final Adjustment or Refund Adjustment specifically identified with either the Southwest Cluster or the El Paso Cellular System shall not be allocated between the systems but shall affect only the system so identified.

          (4) To the extent not inconsistent with the agreements in the Alltel Transactions, as currently documented, in initially reporting any like-kind exchange included in the Alltel Transactions (whether on any initial or any voluntarily amended federal income tax return), Bell Atlantic agrees to take consistent filing positions with respect to each like-kind exchange, and agrees to consult with Vodafone before taking any inconsistent filing positions that could be taken without violating the agreements in the Alltel Transactions, as currently documented.

4.   Section 2.6.2 is hereby amended to add the following paragraph (E):

     "The "CMT Transactions" means any transaction occurring after January 1, 2000 and involving the equity or assets of AirTouch CMT Holdings I, Inc., a Delaware corporation, or any successor thereto (including any successor limited liability company) ("Holdings I") or the interests in or assets of AirTouch Group LLC, a Delaware LLC (the only asset of which is an interest in CMT Partners) ("Group LLC"), including, without limitation, any actual or deemed disposition (including any actual or deemed distribution) by AirTouch Cellular, a California corporation ("AirTouch Cellular"), of any interest in the equity or assets of Holdings I or Group LLC. Similarly, in connection with the Stage I Closing, the stock of AirTouch Cellular will be contributed to the Partnership (the "AirTouch Cellular Transaction"). Notwithstanding the foregoing, the CMT Transactions and the AirTouch Cellular Transactions shall be limited to those actions or transactions taken in connection with the contribution of AirTouch Cellular to the Partnership and the distribution of the equity interests or assets of CMT Holding I or Group LLC from AirTouch Cellular.

     (1) For purposes of applying Section 2.6.2(A) and (C), any CMT Taxes and any AirTouch Cellular Taxes (in each case, as defined below) shall be treated as Netting Expenses to the extent such Taxes are imposed on or prior to the Measurement Date. Such characterization shall apply (without duplication( regardless of whether there is a disposition of or the generation of any proceeds with respect to Holdings I, Group LLC or AirTouch Cellular.

     (2) For purposes of applying Section 2.6.2(C), any gain recognized for federal income tax purposes with respect to the CMT Transactions, including without limitation under Sections 311 or 355 of the Code, shall be treated as a Gain Recognition Amount on which Conflict Income Taxes shall be deemed to be imposed ( "CMT Gain Recognition Amount" and " CMT Conflict Income Taxes").

     (3) "CMT Taxes" shall mean any Taxes (other than federal, state, local, and foreign income Taxes) imposed in connection with the CMT Transactions plus any CMT Conflict Income Taxes.

     (4) For purposes of applying Section 2.6.2(C), with respect to the AirTouch Cellular Transaction, any AirTouch Cellular Gain Recognition Amount (as described below) shall be treated as a Gain Recognition Amount on which Conflicted Income Taxes shall be deemed imposed (such Taxes, "AirTouch Cellular Conflicted Income Taxes"). "AirTouch Cellular Gain Recognition Amount" shall mean any income or gain recognized for federal income tax purposes that is attributable to the fact that the stock of AirTouch Cellular was contributed to the Partnership to the extent that such income or gain exceeds the income or gain that would have been recognized had the assets, rather than the stock, of AirTouch Cellular been contributed to the Partnership. For this purpose, "AirTouch Cellular Gain Recognition Amount" shall include any such income or gain recognized in connection with the interest of the Vodafone Partners in the Partnership that is attributable to the AirTouch Cellular Transaction but such income or gain shall be included only to the extent that such income or gain exceeds the Vodafone Partner's share of such Partnership income or gain (with such share calculated on the basis of the Percentage Interest of the Vodafone Partners at the time such income or gain was recognized) and to the extent that Vodafone can establish that it was actually harmed thereby. Any liquidation of AirTouch Cellular shall be treated as a disposal of the stock of AirTouch Cellular for purposes of Section 7.1(a) of the Partnership Agreement. The foregoing is not intended to create any presumptions as to the 704(c) methodology addressed in Section 6.8(a) of the Partnership Agreement or to duplicate the right to a distribution under Section 7.1(a) of the Partnership Agreement. AirTouch Cellular Gain Recognition Amount shall not include any income or gain recognized for federal income tax purposes that is (v) not attributable to the Vodafone Wireless Business; (w) attributable to any restructuring transaction (it being understood that the restructuring transactions described above and involving Holdings I and Group LLC are addressed therein); (x) attributable to the treatment for federal income tax purposes of Vodafone's transfer of the Vodafone Conveyed Assets to the Partnership in other than its capacity as a partner to the extent that the tax payable with respect to such issue would exceed $ 191 million (plus associated interest, penalties and additions to tax);
          (y) attributable to deferred intercompany gain or (z) attributable to any inability to engage in a split-off transaction with AT&T or MediaOne.

     (5) "AirTouch Cellular Taxes" shall mean any Taxes (other than federal, state, local and foreign income Taxes, or CMT Taxes) imposed upon Vodafone or any Affiliate thereof with respect to the AirTouch Cellular Transaction as a result of the fact that the stock of AirTouch Cellular rather than its assets was contributed to the Partnership, plus any AirTouch Cellular Conflicted Income Taxes.

5.   Section 2.6.2 is hereby amended to add the following paragraph (F):

          Solely in connection with any Tax audit, administrative or court proceeding (collectively "Tax Proceeding") relating to any AirTouch Cellular Tax, Vodafone shall promptly provide the Partnership written notice of any claim by any relevant taxing authority (such relevant taxing authority, "Taxing Authority") asserted in writing which, if successful, might result in any AirTouch Cellular Tax (and shall provide the Partnership with copies of any such written claim). For purposes of this section 2.6.2(F), the following shall apply:

          (i) Vodafone and its Affiliates will act in good faith in connection with such Tax Proceedings and will use its reasonable best efforts to minimize such AirTouch Cellular Taxes.

          (ii) Except as specifically provided herein,Vodafone and its Affiliates have the sole right to control and manage the Tax Proceedings, including the conduct of communications, discussions and negotiations with the Taxing Authority.

          (iii) Vodafone will provide the Partnership with reasonable advance notice of, and a reasonable opportunity to consult with respect to, (i) all communications regarding settlement options with the Taxing Authority, (ii) all settlement offers or proposals made by Vodafone or its Affiliates to, or received by Vodafone or its Affiliates, from the Taxing Authority and (iii) all negotiations and discussions with the Taxing Authority with respect to settlement of any AirTouch Cellular Tax. The Partnership will respond promptly to all requests for review or consultation made by Vodafone pursuant to this Section 2.6.2(F) but failure to respond pursuant to this clause (iii) shall not waive any of the Partnership's rights under this clause (iii).

          (iv) In connection with any claim for which indemnification is sought hereunder, Vodafone shall provide such information as may be requested by the Partnership to the extent relevant to such claim.

          (v) Notwithstanding the foregoing, as long as the Partnership has provided written notice to Vodafone that the Partnership agrees that the claim would result in AirTouch Cellular Taxes, Vodafone shall not enter into any settlement agreement with the Taxing Authority as to such AirTouch Cellular Taxes without the prior written consent of the Partnership. The Partnership shall be given a reasonable period of time following the presentation by Vodafone of a settlement recommendation to make a determination as to whether or not to exercise its rights under this clause
               (v) but in no event not less than 15 business days from the date such settlement offer was recommended by Vodafone.

          (vi) From and after the point the Partnership agrees that the claim would result in AirTouch Cellular Taxes, it shall have the right to participate with Vodafone inthe resolution of the portion of the claim relating to such Taxes, including, without limitation, the right to have participation of counsel.

         (vii) Vodafone and its Affiliates shall not be subject to this
               Section 2.6.2(F) with respect to any Tax Proceeding involving AirTouch Cellular Taxes to the extent that Vodafone has waived its rights against the Partnership under Section 2.6.2(E)(4) and
               (5) with respect to such Taxes.

        (viii) Nothing contained herein shall require Vodafone or its Affiliates to contest any issue or prohibit them from settling any issue involving an AirTouch Cellular Tax if Vodafone or its Affiliates has received a negative opinion with respect to such issue from a court of competent jurisdiction.

6. Clause (ii) of Section 2.4.1 is hereby amended and restated in its entirety to read as follows:

               "(ii) the Net Proceeds (other than cash) from a Vodafone Other Disposition (as defined in Section 2.4.2), the disposition of any Vodafone Stage I Conflicted Systems and, if Vodafone has disposed of any Conflict-Related System at or prior to the Stage I Closing, the disposition of such Conflict-Related System."

7. The second sentence of Section 2.6.2(B) is hereby amended and restated in its entirety to read as follows:

          "At the Stage I Closing, Bell Atlantic shall contribute (or shall have contributed) the Net Proceeds or Gross Proceeds, as applicable (in each case, other than cash), from the disposition of any removed Conflicted System or shall have recontributed the removed Conflicted System to Cellco.

8. Clause (A) of Section 1.16 is hereby amended to add the following phrase to the end thereof and immediately prior to "and (B)":

         ", in which case it shall include such proceeds therefrom,"

9. Schedules 1.25A, 1.25B, 1.25C-1 and 1.25C-2 are hereby amended and restated in their entirety to read as set forth on Annex III.

10. Schedule 7.6 is hereby amended and restated in its entirety to read as set forth on Annex IV.

11. Exhibits B and C are hereby amended to delete all references to the Richmond System, and the Chicago System and the Houston System, respectively.

12. Section 2.4.2 is hereby amended to change the location of the designation "(i)" so that it instead immediately precedes the phrase "all right, title and interest".

13. Clause (ii) of Section 2.4.2 is hereby deleted in its entirety and replaced with the following:

         "(ii) the Net Proceeds (other than cash) from the disposition of (A) any Vodafone Stage II Conflicted Systems (other than the Chicago System and the Houston System) and (B) if Vodafone has disposed of any Conflict-Related System at or prior to the Stage II Closing, such Conflict-Related System, and (iii) the Net Proceeds (other than cash) from the disposition of any property or System permitted by clause
         (iv) of Section 5.1.4 but not by any other clause thereof ("Vodafone Other Dispositions ")."

14. Section 2.5.1 is hereby amended to change the location of the designation "(i)" so that it instead immediately precedes the phrase "all right, title and interest".

15. Clause (ii) of Section 2.5.1 is hereby deleted in its entirety and replaced with the following:

         "(ii) the Net Proceeds or Gross Proceeds, as applicable (in each case, other than cash), from the disposition of any Bell Atlantic Conflicted Systems (other than the Richmond System), (iii) if Bell Atlantic has disposed of any Conflict-Related System at or prior to the Stage I Closing, the Net Proceeds (other than cash) from the disposition of such Conflict-Related System, and (iv) the Net Proceeds (other than cash) from the disposition of any property or System permitted by clause (iv) of Section 5.2.4 but not by any other clause thereof ("Bell Atlantic Other Dispositions"), except to the extent that such Bell Atlantic Other Disposition was in connection with resolving any claimed right of consent, right of first refusal, put right, Default, dissolution or similar claim, in which case the Gross Proceeds from such Bell Atlantic Other Disposition (the "Bell Atlantic Net Proceeds Other Dispositions" and "Bell Atlantic Gross Proceeds Other Dispositions," respectively)."

16.  Section 7.6 is hereby amended and restated in its entirety as follows:

         "(a) On the later of the Stage II Closing or the tenth Business Day after the receipt by Vodafone, Bell Atlantic or their respective Affiliates, as the case may be, of the last of the payments of any consideration described in clauses (i) through (viii) below (the "Measurement Date"), Vodafone and Bell Atlantic shall agree on each Party's Conflicted Systems Proceeds Amount. Subject to the second succeeding sentence, the "Conflicted Systems Proceeds Amount" for each of Vodafone and Bell Atlantic shall equal the sum of the following amounts received (in such case a positive amount) or incurred (in such case a negative amount), respectively, by each of Vodafone and Bell Atlantic and their respective Affiliates (other than Cellco or the Partnership, unless specifically provided):

           (i) the Gross Proceeds, to the extent comprised of cash, derived from the disposition of any of the Conflicted Systems referred to on Schedule 7.6A or from any Bell Atlantic Gross Proceeds Other Dispositions;

          (ii) with respect to the disposition (other than by Cellco) of any Conflicted System referred to on Schedule 7.6B, the disposition of any Conflict-Related System, any Vodafone Other Disposition and any Bell Atlantic Net Proceeds Other Disposition, the difference between the cash proceeds received therefrom and the Netting Expenses associated therewith;

         (iii) any Netting Expenses actually paid by Cellco prior to the Stage I Closing associated with a disposition by Cellco of a Cellco Conflicted System referred to on Schedule 7.6B or a Conflict-Related System, which Netting Expenses by virtue of Cellco's payment shall be deemed to have been incurred by Bell Atlantic;

          (iv) any Netting Expenses (other than those described in clause (iii) above) associated with a disposition prior to the Stage I Closing by Cellco of a Cellco Conflicted System referred to on
               Schedule 7.6B or a Conflict-Related System, to the extent paid or payable by Bell Atlantic and not by Cellco or the Partnership;

           (v) cash acquisition payments incurred to acquire properties or Systems in a transaction or series of related transactions involving the disposition of Conflicted Systems;

          (vi) Taxes imposed on Vodafone or any Affiliate thereof as a result of the disposition by Cellco or the Partnership of any of the Conflicted Systems referred to on Schedule 7.6A, divided for purposes of this Section 7.6 computation by the Vodafone Measurement Percentage (as defined below), expressed as a fraction.

         (vii) the Netting Expenses incurred by Cellco or the Partnership as a result of the disposition thereby of any of the Conflicted Systems referred to on Schedule 7.6(A), which amount by virtue of Cellco's or the Partnership's payment thereof shall be deemed to have been received by Bell Atlantic;

        (viii) the Obligee Adjustment Amount (as defined in paragraph (b) below); and

          (ix) CMT Taxes or AirTouch Cellular Taxes imposed upon Vodafone or any Affiliate thereof in connection with the CMT Transactions or the AirTouch Cellular Transactions (to the extent not taken into account in any of the above clauses).

          (x) the accretion (which may be positive or negative) in the amounts described in clauses (i) through (viii) above at the LIBO Rate from the date of the receipt or incurrence of such amounts until the Measurement Date.

         When determining the amounts described in clauses (i) through (ix) of the preceding sentence, the component amounts similarly shall accrete at the LIBO Rate from the date of receipt or incurrence thereof until the date as of which they are applied when making such determination, unless otherwise specifically provided. If, before giving effect to this sentence, a Party's Conflicted Systems Proceeds Amount would be a negative amount, then such Party's Conflicted Systems Proceeds Amount shall be increased to zero (the amount of such increase being the "Positive Adjustment"), and the other Party's Conflicted Systems Proceeds Amount shall be increased by an amount equal to such Positive Adjustment. Each Party's percentage Partnership Interest as of the Measurement Date (which, if Measurement Date is the Stage II Closing Date, shall give effect to such closing) then shall be multiplied by the sum of Vodafone's Conflicted Systems Proceeds Amount and Bell Atlantic's Conflicted Systems Proceeds Amount, with the result being referred to as such Party's "Target Amount." Next, the "Initial Conflict Payment Amount" shall be calculated for the Party whose Conflicted Systems Proceeds Amount is greater than its Target Amount. Such Party's Initial Conflict Payment Amount shall equal (x) the excess of the Conflicted Systems Proceeds Amount of such Party over the Target Amount of such Party, divided by (y) the percentage Partnership Interest of the other Party. Finally, the "Conflict Payment Amount" and the Party by whom it is to be paid shall be determined. If Bell Atlantic is the Party whose Conflicted Systems Proceeds Amount is greater than its Target Amount, then Bell Atlantic shall pay the Conflict Payment Amount, which shall be an amount equal to the sum of its Initial Conflict Payment Amount and the Debt Adjustment Amount (as defined below). If Vodafone is the Party whose Conflicted Systems Proceeds Amount is greater than its Target Amount, then (i) if Vodafone's Initial Conflict Payment Amount exceeds the Debt Adjustment Amount (the "Clause (i) Excess"), Vodafone shall pay to the Company the Conflict Payment Amount, which shall be an amount equal to the Clause (i) Excess, (ii) if the Debt Adjustment Amount exceeds Vodafone's Initial Conflict Payment Amount (the Clause (ii) Excess"), Bell Atlantic shall pay to the Company the Conflict Payment Amount, which shall be an amount equal to the Clause (ii) Excess, and
         (iii) if Vodafone's Initial Conflict Payment Amount and the Debt Adjustment Amount are equal, neither Party shall pay the Conflict Payment Amount. The "Debt Adjustment Amount" shall be an amount equal to (A) $500,000,000 accreted at (B) the LIBO Rate from the Stage I Closing Date until the Measurement Date. The Conflict Payment Amount shall be paid to the Partnership no later than the fifth Business Day after the Measurement Date.

         (b) The "Obligee Adjustment Amount" shall be deemed to have been incurred by the Obligee Party, and shall mean the quotient derived by dividing (i) the difference (such difference being the "Initial Adjustment Amount") between (A) $83 million and (B) the PCS Amount, by
         (ii) the percentage Partnership Interest, expressed as a fraction, of the Vodafone Group, if Vodafone is the Obligee Party, or the Bell Atlantic Group, if Bell Atlantic is the Obligee Party, as of the Measurement Date (which if the Measurement Date is the Stage II Closing Date shall give effect to such Closing). For purposes of this definition:

         "Adjustment Percentage" means the positive or negative percentage derived as the difference between (i) fifty percent and (ii) the Vodafone Measurement Percentage.

         "Associated Systems Costs" means the sum of (i) the Out-of-Pocket Expenses directly related to the disposition of the PrimeCo Distributed Systems and (ii) the product of (A) forty percent and (B) the amount of gain recognized for federal income tax purposes in connection with the disposition of the PrimeCo Distributed Systems.

         "Obligor Party" means (i) Bell Atlantic if the Initial Adjustment Amount is a positive number, and (ii) Vodafone if the Adjustment Amount is a negative number.

         "PCS Amount" means the positive or negative number derived as the difference between (i) the product of (A) the Adjustment Percentage and (B) the Systems Cash Flow and (ii) the Richmond Adjustment.

         "Obligee Party" means the party that is not the Obligor Party (i.e., Vodafone if Bell Atlantic is the Obligor Party and Bell Atlantic if Vodafone is the Obligor Party).

         "Richmond Adjustment" means the product of (i) the Vodafone Measurement Percentage, (ii) forty percent and (iii) the amount of gain recognized for federal income tax purposes in connection with the disposition of the Richmond System.

         "Systems Cash Flow" means the difference between (i) the Systems Proceeds and (ii) the Associated System Costs.

         "Systems Proceeds" means the aggregate of all sale prices and/or other assets received by PrimeCo PCS, LP and PrimeCo 10MHz, LP upon their disposition of the PrimeCo Distributed Systems.

         "Vodafone Measurement Percentage" means the percentage Partnership Interest of the Vodafone Group (as defined in the Partnership Agreement) as of the Measurement Date (which if the Measurement Date is the Stage II Closing Date shall give effect to such Closing).

16.  Section 2.4.3 is hereby amended to add the following paragraph:

         "(I) any contract providing for a Vodafone Other Disposition or pursuant to which a Vodafone Stage I Conflicted System, a Vodafone Stage II Conflicted System or a Conflict-Related System has been or is to be disposed (each such contract being a "Vodafone Disposition Contract")."

17.  Section 2.5.2 is hereby amended to add the following paragraph:

         "(J) any contract providing for a Bell Atlantic Other Disposition or pursuant to which a Bell Atlantic Conflicted System or a Conflict-Related System has been or is to be disposed (each such contract being a "Bell Atlantic Disposition Contract")."

18.  Section 2.4 is hereby amended to add the following:

         "Section 2.4.6. Indemnity Agreement. Upon the later to occur of the Stage I Closing, on the one hand, and any of a Vodafone Other Disposition or the disposition of a Vodafone Stage I Conflicted System or a Conflict-Related System, on the other, Vodafone and the Partnership shall enter into an indemnity agreement in the form of Exhibit F hereto (an "Indemnity Agreement") with respect to any such disposition. Upon the later to occur of the Stage II Closing or the disposition of a Vodafone Stage II Conflicted System, Vodafone and the Partnership shall enter into an Indemnity Agreement with respect to any such disposed System. (Each Indemnity Agreement entered into pursuant to this Section 2.4.6 shall be a "Vodafone Indemnity Agreement.")

         Section 2.4.7. Delayed Dispositions of Conflicted Systems or Conflict-Related Systems. To the extent that Net Proceeds from (i) a Vodafone Other Disposition or the disposition of a Vodafone Stage I Conflicted System or a Conflict-Related System, or (ii) the disposition of a Vodafone Stage II Conflicted System, are not received by Vodafone until after (x) the Stage I Closing or (y) the Stage II Closing, respectively, such Net Proceeds (other than, with respect to Vodafone Other Dispositions, Conflicted Systems or Conflict-Related Systems, cash or, as to the MediaOne Split-Off Transactions, any CMT Gross Proceeds) shall be contributed to the Partnership within ten Business Days after such receipt. The contribution of the foregoing shall not change the Parties' Stage I or Stage II ownership interests in the Partnership."

19.  Section 2.5 is hereby amended to add the following:

         "Section 2.5.5 Indemnity Agreement. Upon the later to occur of the Stage II Closing, on the one hand, and any of a Bell Atlantic Other Disposition or the disposition of a Bell Atlantic Conflicted System or a Conflict-Related System, on the other, Bell Atlantic and the Partnership shall enter into an Indemnity Agreement with respect to such disposition ( each such Indemnity Agreement being a "Bell Atlantic Indemnity Agreement").

         Section 2.5.6. Delayed Dispositions of Systems. To the extent that Net Proceeds or Gross Proceeds, as appropriate, from a Bell Atlantic Other Disposition or the disposition of a Bell Atlantic Conflicted System or a Conflict-Related System are not received by Bell Atlantic until after the Stage II Closing, such Net Proceeds or Gross Proceeds therefrom (other than cash) shall be contributed to the Partnership within ten Business Days after such receipt. The contribution of the foregoing shall not change the Parties' Stage I or Stage II ownership interests in the Partnership."

20. Clause (v) of Section 5.1.4 is hereby amended and restated to read in its entirety as follows:

          "other divestitures (excluding divestitures of Conflict-Related Systems) contemplated by the Transaction Documents,"

21. Clause (v) of Section 5.2.4 is hereby amended and restated to read in its entirety as follows:

     "other divestitures (excluding divestitures of Conflict-Related Systems) contemplated by the Transaction Documents,"

22. Section 9.1(a) is hereby amended to delete the word "or" immediately preceding clause (iv) and to add the following to the end thereof:

         "or (v) any Bell Atlantic Indemnity Agreement, if the facts of circumstances giving rise to the claim under the Bell Atlantic Disposition Contract which is the subject of such payment would have given rise to (A) a Loss under any of the preceding clauses of this
         Section 9.1(a) or (B) a reimbursement, indemnification or hold harmless obligation under Section 8.1, were the assets and liabilities disposed of pursuant to such Bell Atlantic Disposition Contract instead to have been Bell Atlantic Conveyed Assets and Liabilities of Bell Atlantic, respectively, contributed to the Partnership at the Stage II Closing. In the event clause (v)(B) of the foregoing sentence is applicable, the amount and manner of any payment shall be determined in accordance with the principles of Article VIII."

23. Section 9.2 (a) is hereby amended to delete the word "or" immediately preceding clause (iii) and to add the following to the end thereof:

         "or (iv) any Vodafone Indemnity Agreement, if the facts or circumstances giving rise to the claim under the Bell Atlantic Disposition Contract which is the subject of such payment would have given rise to (A) a Loss under any of the preceding clauses of this
         Section 9.2(a) or (B) a reimbursement, indemnification or hold harmless obligation under Section 8.1, were the assets and liabilities disposed of pursuant to such Bell Atlantic Disposition Contract instead to have been, with respect to such assets, (W) Vodafone Stage I Conveyed Assets, if such Bell Atlantic Disposition Contract relates to Vodafone Stage I Conflicted Systems, Conflict-Related Systems that otherwise would have been Vodafone Stage I Conveyed Assets, or Vodafone Other Dispositions, or (X) as to all other assets, Vodafone Stage II Contributed Assets, and with respect to such liabilities, (Y) Liabilities relating to or arising from Vodafone Stage I Conveyed Assets as of the Stage I Closing Date, if relating to or arising from assets described in (A) above, or (Z) as to all other liabilities, Liabilities relating to or arising from Vodafone Stage II Conveyed Assets as of the Stage II Closing Date. In the event clause (v)(B) of the foregoing sentence is applicable, the amount and manner of any payment shall be determined in accordance with the principles of
         Article VIII."

                           PrimeCo-Related Amendments

     The second sentence of Section 7.1 is hereby amended and restated in its entirety as follows:

          "The Parties shall, or shall cause the appropriate Affiliates to (i) amend the PrimeCo Agreement to cause (A) the Distribution Date to occur on the 60th day following the date that Bell Atlantic or Vodafone gives written notice of its intent to effectuate the PrimeCo Agreement, but in no event earlier than February 1, 2000; and (B) the PrimeCo Agreement to terminate upon consummation of the Stage I Closing; (ii) prior to the Stage I Closing, cause the Richmond, Chicago and Houston PCS licenses and related assets and liabilities (the "Richmond System," the "Chicago System" and the "Houston System," respectively, and collectively the "PrimeCo Distributed Systems") to be distributed directly or indirectly to the partners of PrimeCo in proportion to their respective ownership interests in PrimeCo and then contributed by such partners to PrimeCo PCS, L.P. and PrimeCo 10MHz, LP; and (iii) prior to the Stage I Closing, cause PrimeCo and PrimeCo PCS, L.P. to enter into an appropriate services and guarantee agreements. The Parties shall cause PrimeCo PCS, L.P. to dispose, subject to the contribution of the Bell Atlantic Conveyed Assets at the Stage II Closing, of substantially all of the assets and liabilities thereof pursuant to Section 2.6.2 and to promptly distribute the proceeds from each such disposition to the partners thereof in proportion to their respective ownership interests. Notwithstanding anything to the contrary in Section 2.6.2(A), Vodafone shall direct the disposition of the Chicago System, on the one hand, and Bell Atlantic shall direct the disposition of the Houston System and the Richmond System, on the other, on behalf of PrimeCo PCS, L.P.; provided, however, that the actual disposition transaction covering the Chicago System shall require the consent of Bell Atlantic, which consent shall not be unreasonably withheld. In the event that any BTA license is partitioned from an MTA license held by PrimeCo PCS, L.P. and not disposed of by PrimeCo PCS, L.P. in connection with the sale of such MTA, the Parties shall cause such BTA license to be distributed in kind by PrimeCo PCS, L.P. to the partners thereof and then contributed by such partners to the Partnership in a manner that does not alter the percentage ownership interests in the Partnership. The Parties may or may not cause PrimeCo 10MHz, L.P. to dispose of any of its assets or liabilities. At such time as each of the corresponding MTA licenses have been disposed of by PrimeCo PCS, L.P., the Parties shall cause the distribution by PrimeCo 10MHz, L.P. to the partners thereof, in proportion to their respective ownership interests therein, of the proceeds from the disposition, if any, of the relevant MTA license held by the partnership or, if such relevant MTA license has not been disposed of, the distribution in kind to the partners thereof, in proportion to their respective ownership interests, of such relevant MTA license and the contribution thereof by such partners to the Partnership in a manner that does not alter the percentage ownership interests in the Partnership. Notwithstanding the foregoing four sentences, the Parties shall cause the partners of each of PrimeCo PCS, L.P. and PrimeCo 10MHz, L.P. to contribute their respective ownership interests therein to (i) PrimeCo, promptly after any termination of this Agreement prior to the Stage I

     Closing, or (ii) the Partnership, in a manner that does not alter the percentage ownership interests therein, promptly after the Stage II Closing if at the time thereof the condition specified in clause (2) of the first sentence of Section 3.2 has not been satisfied. PrimeCo PCS, L.P. and PrimeCo 10MHz, L.P. shall reimburse their respective partners for any out-of-pocket expenses (other than Taxes) incurred by such partner or an Affiliate thereof and directly related to the disposition by such partnership of the Chicago System and the Houston System. The Parties agree to cooperate in good faith to explore the possibility of (i) a split-off transaction by Vodafone involving the Houston System and (ii) a sale of the Chicago System as part of a combined sale of all the PrimeCo Distributed Systems."

                            Debt-Related Amendments

1. The second sentence of Section 2.6.l is hereby amended to delete the last three words from the end thereof and replace them with the following words "Vodafone Stage I Debt Cap".

2. The third sentence of Section 2.6.l is hereby amended to delete the fourth word from the end thereof and replace it with the word "Bell Atlantic".

3. The seventh sentence of Section 2.6.1 is hereby amended by replacing the following words "Stage I Partnership Loans" with "Vodafone Stage I Loan and Bell Atlantic Stage I Loan".

4. The last sentence of Section 2.6.1 is hereby amended to delete the term "Vodafone Stage II Debt Cap" and to replace the reference to "Bell Atlantic Debt Cap" with the term "Bell Atlantic Stage II Debt Cap".

5. A new Schedule 2.6.1(a) shall be added to the Agreement in the form set forth as Annex V hereto.

6.   Schedule 2.6.1 is hereby amended and restated in its entirety as follows:

STAGE I CALCULATIONS, PERMITTED INDEBTEDNESS AND PAYMENTS:

          At or immediately after the Stage I Closing, Vodafone and/or Bell Atlantic or the Partnership may require the Partnership to incur Indebtedness through a debt facility to be established at the Partnership in an aggregate principal amount of $5,100,000,000, (the "Stage I Partnership Loan"). This loan shall be for the purpose of refinancing Vodafone Contributed Debt and financing Initial Vodafone Indebtedness (together, the "Vodafone Stage I Loan"), refinancing the Bell Atlantic Contributed Debt (the "Bell Atlantic Stage I Loan"), and financing the acquisition of additional assets for the Partnership not included in Vodafone Conveyed Assets, Bell Atlantic Conveyed Assets or Cellco Assets (the "Additional Acquisition Loans"). First, Vodafone shall have the right to draw down up to $4,000,000,000 on the Stage I Partnership Loan, prior to any other draws against the Stage I Partnership Loan. The difference between the Stage I Partnership Loan and the Vodafone Stage I Loan shall be the "Additional Acquisition Indebtedness Cap".

STAGE I CALCULATIONS, PERMITTED INDEBTEDNESS AND PAYMENTS: Vodafone Stage I Contributed Indebtedness

          The Vodafone Stage I Debt Cap shall be equal to $4,500,000,000. At the Stage I Closing Vodafone shall contribute to the Partnership Indebtedness associated with the Vodafone Wireless Business in an aggregate outstanding principal amount (such contributed debt, the "Vodafone Contributed Debt") not to exceed the difference (the "Adjusted Vodafone Stage I Debt Cap") between the Vodafone Stage I Debt Cap and $500,000,000 (the "Vodafone Debt Adjustment"). The Vodafone Contributed Debt will be comprised of, but not limited to, one or all of the following: (1) qualified liabilities as determined under Treas. Reg. 1.707-5(a)(6); (2) other Indebtedness (including intercompany loans) allocable to capital expenditures of Vodafone; and (3) recourse indebtedness. At or immediately after the Stage I Closing, Vodafone may require the Partnership to refinance the Vodafone Contributed Debt through the Stage I Partnership Loan. In addition, at or immediately after the Stage I Closing, Vodafone may require the Partnership to incur additional Indebtedness through the Stage I Partnership Loan up to the amount by which the Adjusted Vodafone Stage I Debt Cap exceeds the sum of the outstanding principal balance of the Vodafone Contributed Debt (the "Initial Vodafone Indebtedness"). The cash proceeds of the Vodafone Stage I Loan shall be distributed immediately by the Partnership to Vodafone or such of its subsidiaries as Vodafone shall designate in writing. The "Vodafone Stage I Debt Amount," which means the sum of (i) the aggregate principal amount outstanding immediately after the Stage I Closing under the Vodafone Contributed Debt after taking into account the application of the proceeds of a Vodafone Stage I Loan to repay any Vodafone Contributed Debt, (ii) the Vodafone Stage I Loan and
          (iii) the Vodafone Debt Adjustment, shall not exceed the Vodafone Stage I Debt Cap.

STAGE I CALCULATIONS, PERMITTED INDEBTEDNESS AND PAYMENTS: Bell Atlantic Stage I Indebtedness

          "Bell Atlantic shall be entitled to contribute to the Partnership, or cause the Partnership to retain or refinance, Indebtedness associated with the Bell Atlantic Wireless Business in an aggregate outstanding principal amount not to exceed the Bell Atlantic Stage I Debt Cap. At or immediately after the Stage I Closing, Bell Atlantic may require the Partnership to refinance the Bell Atlantic Contributed Debt through the Stage I Partnership Loan, (the "Bell Atlantic Stage I Loan") for an amount up to the Bell Atlantic Stage I Loan Cap (defined below). The "Bell Atlantic Stage I Debt Amount", which means the sum of (i) the aggregate principal amount outstanding immediately after the Stage I Closing under the

          Bell Atlantic Contributed Debt (after taking into account the application of the proceeds of a Bell Atlantic Stage I Loan to repay any Bell Atlantic Contributed Debt), and (ii) the Bell Atlantic Stage I Loan, shall not exceed the Bell Atlantic Stage I Debt Cap. The "Bell Atlantic Stage I Debt Cap" shall be equal to the product of (i) a fraction, the numerator of which is the Percentage Interest of Bell Atlantic immediately after the Stage I Closing and the denominator of which is the Percentage Interest of Vodafone immediately after the Stage I Closing, multiplied by (ii) the Vodafone Stage I Debt Amount.

STAGE II CALCULATIONS, PERMITTED INDEBTEDNESS AND PAYMENTS: Bell Atlantic Stage II Indebtedness

          "At the Stage II Closing, Bell Atlantic shall be entitled to contribute to the Partnership Indebtedness (the "Bell Atlantic Stage II Indebtedness") associated with the Bell Atlantic Wireless Business in an outstanding principal amount not to exceed the Bell Atlantic Stage II Debt Cap; provided, however, that if the principal amount of the Bell Atlantic Stage II Indebtedness exceeds at the Bell Atlantic Stage II Debt Cap, Bell Atlantic shall contribute to the Partnership at the Stage II Closing cash in the amount of such excess. The "Bell Atlantic Stage II Debt Cap" shall be that aggregate principal amount outstanding of the Bell Atlantic Stage II Indebtedness equal to the remainder of (A) the product of (i) a fraction the numerator of which is the Percentage Interest of Bell Atlantic immediately after the Stage II Closing and the denominator of which is the Percentage Interest of Vodafone immediately after the Stage II Closing, multiplied by (ii) the Vodafone Stage I Debt Amount, minus (B) the aggregate principal amount of the Bell Atlantic Stage I Debt Amount.

ADDITIONAL ACQUISITION INDEBTEDNESS:

          Notwithstanding anything to the contrary in the Alliance Agreement or this Schedule 2.6.1, but subject nevertheless to the following two sentences, each Party may contribute to the Partnership, in addition to the Vodafone Stage I Debt Amount and Bell Atlantic Stage I Debt Amount or Bell Atlantic Stage II Indebtedness determined in accordance with the Vodafone Stage I Debt Cap and the Bell Atlantic Stage I or II Debt Cap, Indebtedness ("Additional Acquisition Indebtedness") incurred in connection with acquisitions of properties contributed to the Partnership that are not included in the Vodafone Conveyed Assets, the Bell Atlantic Conveyed Assets or the Cellco Assets. No Party shall be entitled to contribute Additional Acquisition Indebtedness to the Partnership pursuant to the preceding sentence to the extent it would exceed, an amount equal to the product of (i) the Additional Acquisition Indebtedness Cap and (ii) the percentage Partnership Interest, expressed as a fraction, of the Vodafone Group (if

          Vodafone is the Party) (the "Vodafone Additional Acquisition Debt Cap") or the Bell Atlantic Group (if Bell Atlantic is the Party) (the "Bell Atlantic Stage I Loan Cap"), and in the case of Bell Atlantic less the Bell Atlantic Stage I Loan. Any Indebtedness so contributed shall either have been incurred through a drawdown of the Stage I Partnership Loan or, as a condition to its contribution, shall be refinanceable by the Partnership at the time of such contribution through a drawdown of the Stage I Partnership Loan. The amounts of such contributed Indebtedness shall be set forth on Schedule 2.6.1(a), which shall be amended from time to time as necessary to reflect the same, and such amounts shall not be deemed to be Stage I Indebtedness or Stage II Indebtedness of a Party for purposes of the calculations specified in this Schedule 2.6.1.

                            Miscellaneous Amendments

1. The first sentence of Section 5.9 is hereby amended to insert immediately prior to "Stage I Closing" the following language: "the 90th day after".

2. The last sentence of Section 2.6.4 is hereby amended to read in its entirety as follows:

Both prior to and after the Stage I Closing and the Stage II Closing, each Party will (i) use commercially reasonable efforts to obtain any required consents to the assignment of any Non-Assignable Contracts or any other assets included in the Conveyed Assets to be transferred by such Party to the Partnership, (ii) upon obtaining such consent shall immediately assign such Non-Assignable Contract or other asset to the Partnership, and (iii) prior to obtaining such consent shall cooperate with the Partnership in any reasonable arrangement designed to provide to the Partnership the rights, benefits, obligations and liabilities under the Non-Assignable Contract or such other asset.

3. Section 8.11 shall be amended as follows:

a. The introductory words, "Prior to the Relevant Closing Date," shall be replaced with the following: "Within 90 days after the Stage II Closing or by October 31, 2000, if earlier,".

b. The following sentence shall be added: "The tax basis of the assets shall be the tax basis of the assets on the date the assets were contributed to the Partnership."

4. The second sentence of Section 10.10 is hereby amended to delete the phrase "in exchange for Partnership interests in the Partnership Stage I and" and to insert immediately prior to the word "contribution" the words "tax-free."

5. Section 8.1 of the Alliance Agreement is hereby amended to add the following paragraph (d):

(d) Bell Atlantic shall reimburse, indemnify, and hold harmless (on an after-Tax basis using an assumed rate of 40%) Vodafone and its Affiliates from and against (i) any actual loss of Tax benefits plus any loss of future Tax benefits (with the calculation of the loss of future Tax benefits calculated based upon present value concepts), in each case, attributable to the application of section 708(b)(1)(B) of the Code, or any similar provision of state or local law, in connection with the contribution of PrimeCo to the Partnership, and (ii) any Losses (as defined in Section 9.1(a)) that Vodafone, its Affiliates or the Partnership may sustain, suffer or incur in connection with any such termination and that result from, arise out of or relate to the leases to which PrimeCo is a party known as the Japanese leveraged leases. For purposes of determining the amounts described in clause (i) of the first sentence of Section 8.1(d), (x) the loss, if any, of actual Tax benefits shall include any interest, penalties or additions imposed because such Tax benefits had been claimed and (y) the loss, if any, of future Tax benefits shall be calculated using the LIBO Rate and an assumed tax rate of 40%.

6. Section 9.5 is hereby amended to add the words "or Article VIII" immediately before clause (i).thereof.

7. Section 9.12 is hereby amended to insert the words ", Article VIII, and any Transactional Document entered into contemporaneously with the Omnibus Amendment," after the reference to 9.3(c)in the second sentence thereof.

                                Other Provisions

1. Dispute Resolution; Governing Law. Sections 10.1 (Dispute Resolution) and
10.11 (Delaware Law to Govern) of the Agreement shall also apply to this Amendment.

2. Other Terms. Except as modified herein, all other terms and provisions of the Agreement (including the Exhibits and Schedules thereto) are unchanged and remain in full force and effect. The Parties agree that each of the Texas MTA LLP Amendment entered into in December 1999 and the letter agreement dated February 1, 2000, entered into between the Parties, is hereby terminated and of no further force or effect.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which shall together constitute a single instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the date first written above.


                                           VODAFONE AIRTOUCH Plc,
                                             an English public limited company


                                           By /s/ Arun Sarin
                                              ----------------------------------
                                              Name:  Arun Sarin
                                              Title: Chief Executive Officer


                                           BELL ATLANTIC CORPORATION,
                                             a Delaware corporation


                                           By /s/ Frederic V. Salerno
                                              ----------------------------------
                                              Name:  Frederic V. Salerno
                                              Title: Senior Executive Vice
                                                     President and Chief
                                                     Financial Officer